                                                                   Exhibit 99.01

                         Narrative Communications Corp.
                         Index to Financial Statements

Report of PricewaterhouseCoopers, LLP. ..............................    2
Balance Sheet .......................................................    3
Statement of Operations .............................................    4
Statement of Stockholders' Equity (Deficit) .........................    5
Statement of Cash Flows .............................................    6
Notes to Financial Statements .......................................    7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Narrative Communications Corp.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Narrative Communications Corp. (a development stage enterprise) at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, for the period from inception (September 29, 1995) to December 31, 1995 and for the period from inception (September 29, 1995) through December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Company anticipates that it will require additional financing to fund its future operations.



PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 23, 1998

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
-------------------------------------------------------------------------------

                                                                                 SEPTEMBER 30,                DECEMBER 31,
                                                                                     1998               1997               1996
                                                                                 (UNAUDITED)
Assets
Current assets:
   Cash and cash equivalents                                                     $  1,015,564       $    105,448       $  5,464,643
   Accounts receivable, net of allowance for doubtful
     accounts of $15,200, $7,000 and $0 at September 30,
     1998, December 31, 1997 and 1996, respectively                                   137,023             29,742                 --
   Prepaid expenses and other current assets                                          105,523            109,696            212,031
                                                                                 ------------       ------------       ------------
         Total current assets                                                       1,258,110            244,886          5,676,674

Fixed assets, net                                                                     575,286            630,062            349,582
Other assets                                                                          144,181            132,449            131,867
                                                                                 ------------       ------------       ------------
                                                                                 $  1,977,577       $  1,007,397       $  6,158,123
                                                                                 ============       ============       ============

Liabilities, Redeemable Preferred Stock and
  Stockholders' Deficit
Current liabilities:
   Current portion of long-term debt                                             $    697,108       $    666,588       $     88,268
   Note payable                                                                            --            100,000                 --
   Accounts payable                                                                   308,491            313,607            408,801
   Accrued expenses                                                                   641,238            390,488            257,135
   Deferred revenue                                                                    15,969             21,276                 --
                                                                                 ------------       ------------       ------------

         Total current liabilities                                                  1,662,806          1,491,959            754,204
                                                                                 ------------       ------------       ------------

Long-term debt                                                                             --                 --            176,535
                                                                                 ------------       ------------       ------------

Redeemable preferred stock:
   Series C redeemable convertible preferred stock, $.01 par value; 848,896 shares authorized, issued and outstanding
     at September 30, 1998, stated at redemption value                              4,999,997                 --                 --
   Series B redeemable convertible preferred stock,
     $.01 par value; 848,140 shares authorized,
     issued and outstanding, stated at redemption value                             5,249,987          5,249,987          5,249,987
   Series A redeemable convertible preferred stock,
     $.01 par value; 1,371,185 shares authorized,
     issued and outstanding, stated at redemption value                             2,750,597          2,750,597          2,750,597
                                                                                 ------------       ------------       ------------

         Total redeemable preferred stock                                          13,000,581          8,000,584          8,000,584
                                                                                 ------------       ------------       ------------

Stockholders' deficit:
   Common stock, $.01 par value; 10,000,000 shares authorized; 2,314,060,
     2,357,326 and 2,250,000 shares issued and
     outstanding at September 30, 1998, December 31, 1997                              23,140             23,573             22,500
     and 1996, respectively
   Additional paid-in capital                                                          52,558              3,188                 --
   Deficit accumulated during the development stage                               (12,761,508)        (8,511,907)        (2,795,700)
                                                                                 ------------       ------------       ------------

         Total stockholders' deficit                                              (12,685,810)        (8,485,146)        (2,773,200)
                                                                                 ------------       ------------       ------------

Commitments (Note 11)                                                                      --                 --                 --
                                                                                 ------------       ------------       ------------

                                                                                 $  1,977,577       $  1,007,397       $  6,158,123
                                                                                 ============       ============       ============



   The accompanying notes are an integral part of these financial statements.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------

                                       PERIOD FROM                                           PERIOD FROM
                                        INCEPTION                                             INCEPTION
                                      (SEPTEMBER 29,                                        (SEPTEMBER 29,
                                    1995) THROUGH            NINE MONTHS ENDED               1995) THROUGH
                                      SEPTEMBER 30,             SEPTEMBER 30,                 DECEMBER 31,
                                           1998            1998               1997               1997
                                       (UNAUDITED)              (UNAUDITED)

Revenue:
   Services                        $    347,579       $    263,533       $     44,093       $     84,046
   Software licenses                    118,030                 --             55,081            118,030
                                   ------------       ------------       ------------       ------------
                                        465,609            263,533             99,174            202,076
                                   ------------       ------------       ------------       ------------

Cost of revenue:
   Services                             809,262            752,525             13,847             56,737
   Software licenses                     22,619                 --                 --             22,619
                                   ------------       ------------       ------------       ------------

                                        831,881            752,525             13,847             79,356
                                   ------------       ------------       ------------       ------------

      Gross profit (loss)              (366,272)          (488,992)            85,327            122,720
                                   ------------       ------------       ------------       ------------

Costs and expenses:
   Research and development           3,676,507            987,965          1,336,856          2,688,542
   Selling and marketing              6,034,918          1,904,820          2,468,308          4,130,098
   General and administrative         2,712,831            823,764            944,906          1,889,067
                                   ------------       ------------       ------------       ------------

                                     12,424,256          3,716,549          4,750,070          8,707,707
                                   ------------       ------------       ------------       ------------

      Loss from operations          (12,790,528)        (4,205,541)        (4,664,743)        (8,584,987)
                                   ------------       ------------       ------------       ------------

Other income (expense):
   Interest income                      292,557            105,496            113,672            187,061
   Interest expense                    (153,759)           (94,537)           (29,983)           (59,222)
                                   ------------       ------------       ------------       ------------

                                        138,798             10,959             83,689            127,839
                                   ------------       ------------       ------------       ------------

      Net loss                     $(12,651,730)      $ (4,194,582)      $ (4,581,054)      $ (8,457,148)
                                   ============       ============       ============       ============


                                                                            PERIOD FROM
                                                                             INCEPTION
                                                                           (SEPTEMBER 29,
                                                   YEAR ENDED               1995) THROUGH
                                                   DECEMBER 31,              DECEMBER 31,
                                             1997               1996            1995
Revenue:
   Services                            $     84,046       $         --       $         --
   Software licenses                        118,030                 --                 --
                                       ------------       ------------       ------------
                                            202,076                 --                 --
                                       ------------       ------------       ------------

Cost of revenue:
   Services                                  56,737                 --                 --
   Software licenses                         22,619                 --                 --
                                       ------------       ------------       ------------

                                             79,356                 --                 --
                                       ------------       ------------       ------------

      Gross profit (loss)                   122,720                 --                 --
                                       ------------       ------------       ------------

Costs and expenses:
   Research and development               1,777,222            911,320                 --
   Selling and marketing                  2,818,334          1,308,187              3,577
   General and administrative             1,314,891            541,906             32,270
                                       ------------       ------------       ------------

                                          5,910,447          2,761,413             35,847
                                       ------------       ------------       ------------

      Loss from operations               (5,787,727)        (2,761,413)           (35,847)
                                       ------------       ------------       ------------

Other income (expense):
   Interest income                          118,207             68,854                 --
   Interest expense                         (46,687)           (12,535)                --
                                       ------------       ------------       ------------

                                             71,520             56,319                 --
                                       ------------       ------------       ------------

      Net loss                         $ (5,716,207)      $ (2,705,094)      $    (35,847)
                                       ============       ============       ============



   The accompanying notes are an integral part of these financial statements.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 29, 1995) THROUGH DECEMBER 31, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                                     DEFICIT
                                                                                                                   ACCUMULATED
                                                                                                    ADDITIONAL     DURING THE
                                                                         COMMON STOCK                PAID-IN       DEVELOPMENT
                                                                  SHARES            PAR VALUE        CAPITAL         STAGE
Issuance of common stock                                          2,250,000       $     22,500                    $    (13,500)

Net loss                                                                                                               (35,847)
                                                                 ----------       ------------     ------------   ------------
Balance at December 31, 1995                                      2,250,000             22,500                         (49,347)

Accretion of Series A preferred stock
 to redemption value                                                                                                    (9,075)

Accretion of Series B preferred stock
 to redemption value                                                                                                   (32,184)

Net loss                                                                                                            (2,705,094)
                                                                 ----------       ------------     ------------   ------------

Balance at December 31, 1996                                      2,250,000             22,500                      (2,795,700)

Exercise of common stock options                                    107,326              1,073      $     3,188

Net loss                                                                                                            (5,716,207)
                                                                 ----------       ------------     ------------   ------------

Balance at December 31, 1997                                      2,357,326             23,573            3,188     (8,511,907)

Issuance of Series C preferred stock, issuance
  costs of $55,019 (unaudited)                                                                                         (55,019)

Exercise of common stock options (unaudited)                         19,734                197            4,755

Repurchase of common stock (unaudited)                              (63,000)              (630)             378

Issuance of warrants to purchase common stock (unaudited)                                                44,237

Net loss (unaudited)                                                                                                (4,194,582)
                                                                 ----------       ------------     ------------   ------------

Balance at September 30, 1998 (unaudited)                         2,314,060       $     23,140     $     52,558   $(12,761,508)
                                                                 ==========       ============     ============   ============




                                                                    TOTAL
                                                                 STOCKHOLDERS'
                                                                    EQUITY
                                                                  (DEFICIT)
Issuance of common stock                                         $     9,000

Net loss                                                             (35,847)
                                                                 -----------
Balance at December 31, 1995                                         (26,847)

Accretion of Series A preferred stock
 to redemption value                                                  (9,075)

Accretion of Series B preferred stock
 to redemption value                                                 (32,184)

Net loss                                                          (2,705,094)
                                                                 -----------

Balance at December 31, 1996                                      (2,773,200)

Exercise of common stock options                                       4,261

Net loss                                                          (5,716,207)
                                                                 -----------
Balance at December 31, 1997                                      (8,485,146)

Issuance of Series C preferred stock, issuance
  costs of $55,019 (unaudited)                                       (55,019)

Exercise of common stock options (unaudited)                           4,952

Repurchase of common stock (unaudited)                                  (252)

Issuance of warrants to purchase common stock (unaudited)             44,237

Net loss (unaudited)                                              (4,194,582)
                                                                ------------
Balance at September 30, 1998 (unaudited)                       $(12,685,810)
                                                                ============


   The accompanying notes are an integral part of these financial statements.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
-------------------------------------------------------------------------------


                                                            PERIOD FROM                                             PERIOD FROM
                                                             INCEPTION                                               INCEPTION
                                                           (SEPTEMBER 29,                                         (SEPTEMBER 29,
                                                            1995) THROUGH            NINE MONTHS ENDED              1995) THROUGH
                                                            SEPTEMBER 30,             SEPTEMBER 30,                  DECEMBER 31,
                                                                 1998            1998               1997                1997
                                                             (UNAUDITED)               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                  $(12,651,730)      $ (4,194,582)      $ (4,581,054)      $ (8,457,148)
   Adjustments to reconcile net loss to net cash
      used for operating activities:
       Depreciation and amortization                              499,453            213,768            166,766            285,685
       Amortization of debt discount                               44,237             44,237                 --                 --
       Changes in assets and liabilities:
          Accounts receivable                                    (137,023)          (107,281)           (50,476)           (29,742)
          Prepaid expenses and other current assets              (105,523)             4,173            103,009           (109,696)
          Other assets                                           (144,181)           (11,732)            68,299           (132,449)
          Accounts payable                                        308,491             (5,116)          (116,194)           313,607
          Accrued expenses                                        641,238            250,750            111,566            390,488
          Deferred revenue                                         15,969             (5,307)            11,296             21,276
                                                             ------------       ------------       ------------       ------------
              Net cash (used for) provided by operating
                    activities                                (11,529,069)        (3,811,090)        (4,286,788)        (7,717,979)
                                                             ------------       ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets                                   (1,074,739)          (158,992)          (511,751)          (915,747)
                                                             ------------       ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long-term debt                          (154,469)           (66,201)           (66,200)           (88,268)
   Proceeds from long-term debt                                   851,577             96,721            464,345            754,856
   Principal payments on note payable                            (100,000)          (100,000)                --                 --
   Proceeds from note payable                                     100,000                 --                 --            100,000
   Proceeds from issuance of preferred stock, net              12,904,303          4,944,978                 --          7,959,325
   Proceeds from issuance of common stock                          18,213              4,952              3,408             13,261
   Repurchase of common stock                                        (252)              (252)                --                 --
                                                             ------------       ------------       ------------       ------------

              Net cash provided by financing activities        13,619,372          4,880,198            401,553          8,739,174
                                                             ------------       ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents            1,015,564            910,116         (4,396,986)           105,448

Cash and cash equivalents at beginning of period                       --            105,448          5,464,643                 --
                                                             ------------       ------------       ------------       ------------

Cash and cash equivalents at end of period                   $  1,015,564       $  1,015,564       $  1,067,657       $    105,448
                                                             ============       ============       ============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest                  $    109,522       $     50,300       $     29,983       $     59,222




                                                                                                      PERIOD FROM
                                                                                                       INCEPTION
                                                                                                    (SEPTEMBER 29,
                                                                         YEAR ENDED                  1995) THROUGH
                                                                         DECEMBER 31,                DECEMBER 31,
                                                                   1997               1996               1995

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $ (5,716,207)      $ (2,705,094)      $    (35,847)
   Adjustments to reconcile net loss to net cash
      used for operating activities:
       Depreciation and amortization                                233,295             52,390                 --
       Amortization of debt discount                                     --                 --                 --
       Changes in assets and liabilities:
          Accounts receivable                                       (29,742)                --                 --
          Prepaid expenses and other current assets                 102,335           (212,031)                --
          Other assets                                                 (582)          (131,867)                --
          Accounts payable                                          (95,194)           392,562             16,239
          Accrued expenses                                          133,353            227,098             30,037
          Deferred revenue                                           21,276                 --                 --
                                                               ------------       ------------       ------------
              Net cash (used for) provided by operating
                    activities                                   (5,351,466)        (2,376,942)            10,429
                                                               ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets                                       (513,775)          (390,779)           (11,193)
                                                               ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long-term debt                             (88,268)                --                 --
   Proceeds from long-term debt                                     490,053            264,803                 --
   Principal payments on note payable                                    --                 --                 --
   Proceeds from note payable                                       100,000                 --                 --
   Proceeds from issuance of preferred stock, net                        --          7,959,325                 --
   Proceeds from issuance of common stock                             4,261                 --              9,000
   Repurchase of common stock                                            --                 --                 --
                                                               ------------       ------------       ------------

              Net cash provided by financing activities             506,046          8,224,128              9,000
                                                               ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents             (5,359,195)         5,456,407              8,236

Cash and cash equivalents at beginning of period                  5,464,643              8,236                 --
                                                               ------------       ------------       ------------

Cash and cash equivalents at end of period                     $    105,448       $  5,464,643           $  8,236
                                                               ============       ============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest                    $     46,687       $     12,535           $      --




   The accompanying notes are an integral part of these financial statements.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


1.      NATURE OF BUSINESS AND BASIS OF PRESENTATION

        Narrative Communications Corp. (the "Company"), a Delaware Corporation, was incorporated on September 29, 1995. The Company is engaged in the development and marketing of software service solutions that combine the Company's Internet advertising and electronic commerce technologies with comprehensive advertising campaign management and reporting services.

        Since its inception, the Company has devoted substantially all of its efforts to research and development, business planning, market development, raising financing and recruiting employees. Accordingly, the Company is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

        The accompanying financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses since inception and has an accumulated deficit of approximately $8.5 million at December 31, 1997. The future viability of the Company is dependent on its ability to obtain necessary additional financing and to generate cash from operations. Management believes the Company has the ability to do so.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Significant accounting policies followed in the preparation of these financial statements are as follows:

        REVENUE RECOGNITION
        Revenue from the sale of software products is recognized at the time of shipment provided that no significant post-shipment obligations or uncertainties remain relating to the sale and that collection of the related receivable is probable. Revenue from technical support agreements are recorded as deferred revenue and recognized as revenue ratably over the contract period. Service revenue is derived principally from short-term Internet advertisement hosting contracts in which the Company sells hosting services on a per impression basis. Revenue from hosting is recognized as the impressions are served. Four customers accounted for approximately 21%, 20%, 13% and 12% of revenue during 1997, respectively.

        CASH AND CASH EQUIVALENTS
        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash in money market funds of major financial institutions that are subject to minimal credit and market risk. At December 31, 1997 and 1996, the Company has classified its cash equivalent investments, totaling $19,027 and $5,464,643, respectively, as available-for-sale. These investments are carried at cost which approximates fair market value.

        Restricted cash of $123,878 at December 31, 1997 and 1996 included in other assets consists of certificates of deposits held as collateral for the letters of credit issued by a bank. The certificates of deposits are carried at cost which approximates fair market value (Note 11).

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

        FIXED ASSETS
        Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Maintenance and repair costs are expensed as incurred.

        SOFTWARE DEVELOPMENT COSTS
        The Company incurs software development costs for the planning, design and improvement of software to be licensed to customers and for systems which support content and delivery of the Company's services. SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed", requires capitalization of such software development costs incurred subsequent to the establishment of technological feasibility of the software and the completion of all other associated research and development activities. Costs incurred by the Company between completion of such activities and the point at which the software or services incorporating the Company's software are ready for delivery to customers have been insignificant.

        ADVERTISING EXPENSE
        The Company recognizes advertising expense as incurred. Advertising expense was approximately $370,000, $9,000 and $0 for 1997, 1996 and 1995, respectively, and is included in selling and marketing expenses.

        ACCOUNTING FOR STOCK-BASED COMPENSATION
        Stock options issued to employees under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", through disclosure only (Note 8).

        FINANCIAL INSTRUMENTS
        The carrying amount of the Company's financial instruments, which include cash, cash equivalents, accounts receivable, accounts payable, accrued expenses, note payable and long-term debt, approximates their fair value at the balance sheet dates.

        USE OF ESTIMATES
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        INTERIM FINANCIAL DATA (UNAUDITED)
        The interim financial data for the nine months ended September 30, 1998 and 1997 included in the accompanying financial statements are unaudited; however, in the opinion of the Company, the interim financial data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The interim financial data are not necessarily indicative of the results of operations for a full fiscal year.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


3.      FIXED ASSETS

        Fixed assets consist of the following:

                                                       ESTIMATED
                                                       USEFUL LIFE        DECEMBER 31,
                                                         (YEARS)      1997           1996
Computer equipment                                           3      $432,480      $280,331
Furniture and fixtures                                       5       288,329        78,288
Office equipment                                             3       155,763        43,353
Leasehold improvements                                Lease term      39,175            --
                                                                    --------      --------
                                                                     915,747       401,972

Less - accumulated depreciation and amortization                     285,685        52,390
                                                                    --------      --------
                                                                    $630,062      $349,582
                                                                    ========      ========


4.      ACCRUED EXPENSES

        Accrued expenses consist of the following:

                                                December 31,
                                             1997            1996
Compensation and related taxes             $174,709      $ 72,417
Professional services                        38,912       125,205
Other                                       176,867        59,513
                                           --------      --------
                                           $390,488      $257,135
                                           ========      ========

5.      BORROWINGS

        EQUIPMENT LINES OF CREDIT
        On May 9, 1996, the Company entered into a $500,000 equipment line of credit with a bank (the "Creditor"). The line of credit is collateralized by all of the Company's assets. Borrowings under the equipment credit line are payable over three years and bear interest at the bank's prime rate plus 1.5% (10% at December 31, 1997). The Company's ability to draw down on this line of credit expired on December 31, 1996 and payments mature as follows: $88,268 in 1998 and $88,267 in 1999.

        On May 21, 1997, the Company entered into a $1,000,000 equipment line of credit with the Creditor. Borrowings under the line of credit, which totaled $490,053 at December 31, 1997, are

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

        collateralized by all of the Company's assets, bear interest at the bank's prime rate plus 1% (9.5% at December 31, 1997) and are payable over a three-year period beginning in January 1999. The Company's ability to draw down on this line of credit expires on December 31, 1998.

        Under the terms of these agreements, the Company is required to comply with certain covenants, including minimum amounts of liquidity. The Company obtained a waiver from the Creditor which waived these liquidity requirements as of December 31, 1997. However, because the Company may not be able to meet the required liquidity levels throughout 1998, the borrowings under the above agreements have been classified as a current liability in the accompanying balance sheet at December 31, 1997.

        NOTE PAYABLE
        In December 1997, the Company entered into a Loan Agreement with the Creditor which provided for financing of up to $1.5 million through April 30, 1998. As of December 31, 1997, the Company had borrowed $100,000 which bears interest at the bank's prime rate plus 1% (9.5% at December 31, 1997). In conjunction with the Loan Agreement, the Company agreed to issue a warrant in January 1998 to the Creditor to purchase 12,733 shares of the Company's common stock at an exercise price of $5.89 per share. The value ascribed to the warrant of approximately $44,000 was recorded in 1998 as additional paid-in-capital and as a debt discount, which will be amortized to interest expense over the remaining term of the loan.

6.      REDEEMABLE CONVERTIBLE PREFERRED STOCK

        ISSUANCES
        During 1996, the Company issued 1,371,185 shares of Series A redeemable convertible preferred stock for $2,741,522, net of issuance costs of $9,075. Also during 1996, the Company issued 848,140 shares of Series B redeemable convertible preferred stock for $5,217,803, net of issuance costs of $32,184.

        CONVERSION RIGHTS
        The Series A and B preferred stock is convertible, at the option of the holder, into common stock of the Company based upon a formula which would result in a 1-for-1 exchange at December 31, 1997. The Series A and B preferred stock will automatically convert into common stock upon the closing of an initial public offering for which proceeds equal or exceed $15,000,000 at a price per share equal to or greater than $4.01 and $12.38 per share, respectively. In addition, all outstanding Series A and B preferred stock shall automatically convert to common stock at the request of at least two thirds of the holders of Series A and B preferred stock, respectively.

        DIVIDEND RIGHTS
        The holders of Series B preferred stock are entitled to receive dividends, when and if declared by the Board of Directors, of $0.62 per share per annum, in preference to the holders of Series A preferred stock and common stock. The holders of Series A preferred stock are entitled to receive dividends, when and if declared by the Board of Directors, of $0.20 per share per annum, in preference to the holders of common stock. Both the Series A and B preferred stock dividends are non-cumulative and as of December 31, 1997, no dividends have been declared or paid by the Company.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
        VOTING RIGHTS
        Holders of the Series A and B preferred stock are entitled to one vote for each share of common stock into which the respective share of Series A and B preferred stock is then convertible.

        LIQUIDATION RIGHTS
        In the event of any liquidation, dissolution, merger, sale or winding up of the Company, the holders of Series B preferred stock, in preference to the holders of Series A preferred stock and common stock, and the holders of Series A preferred stock, in preference to the holders of common stock, are entitled to receive an amount equal to $6.19 and $2.01 per share, plus any dividends declared but unpaid on such shares, respectively.

        REDEMPTION RIGHTS
        On December 15, 2001, the Company will redeem all shares of Series B and Series A preferred stock. The Series B preferred stock is redeemable at a price equal to $6.19 per share, plus any dividends declared but unpaid. The Series A preferred stock is redeemable at a price equal to $2.01 per share, plus any dividends declared but unpaid.

        The Company's obligation to redeem shares of Series B and/or Series A preferred stock may be waived at the request of a majority of the respective stockholders.

        SERIES C PREFERRED STOCK
        In January 1998, the Company sold 848,896 shares of its newly authorized Series C Convertible Preferred Stock (the "Series C preferred stock"), $.01 par value per share, for net proceeds of approximately $5 million. The Series C preferred stock has voting rights, dividend preference, liquidation preference, mandatory conversion and Company redemption terms similar to the Company's existing Series A and Series B preferred stock. Series C preferred stock has a liquidation preference over the Series B and Series A preferred stock and common stock. Series C preferred stock is convertible into shares of common stock at a conversion price of $5.89 per share. In conjunction with the Series C preferred stock financing, the Series B preferred stock conversion ratio was modified to equal an exchange ratio of 1.01 shares of common stock for each share of Series B preferred stock.


7.      COMMON STOCK

        Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, when and if declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders. The majority of the Company's common stock is subject to a stock restriction agreement which gives the Company the right of first refusal to acquire all shares to which a stockholder has received an arms-length purchase offer at the lesser of the offer price or fair market value.

        At December 31, 1997, the Company had 3,111,999 shares of its common stock reserved for issuance upon conversion of preferred stock and exercise of options. In June 1996, the Board of Directors authorized a five-for-one stock split of the Company's Series A preferred and common stock in the form of a stock dividend. All Series A preferred and common share amounts included in the accompanying financial statements have been retroactively adjusted to reflect the stock split.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

        In connection with the resignation as a full time employee in December 1997 of one of the founding stockholders of the Company who was party to a stock restriction agreement, the Company repurchased 63,000 shares of common stock that were unvested at December 31, 1997 for $252 in 1998.


8.      1995 STOCK OPTION PLAN

        During December 1995, the Board of Directors adopted the 1995 Stock Option Plan (the "Plan"). The Plan provides for the grant of incentive stock options ("ISO's") as well as non-statutory options. The Stock Option Committee administers the Plan and has sole discretion to grant options to purchase shares of the Company's common stock. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options, and the rate at which each option is exercisable. The exercise price for options granted will be determined by the Board of Directors, except that for ISO's the exercise price shall not be less than the fair market value per share of the underlying common stock on the date granted (110% of fair market value for ISO's granted to holders of more than 10% of the voting stock of the Company). The term of the options shall be set forth in the applicable option agreement, except that in the case of ISO's the option term shall not exceed ten years (five years for ISO's granted to holders of more than 10% of the voting stock of the Company). The maximum number of shares of common stock that have been reserved for issuance in accordance with the Plan increased to 1,000,000 shares during 1997.

        Activity for the years ended December 31, 1997 and 1996 and the period ended December 31, 1995 was as follows:

                                            1997         1997                         1996                         1995
                                                           Weighted-                       Weighted-                  Weighted-
                                                            average                        average                     average
                                                           exercise                        exercise                    exercise
                                           Shares            price         Shares           price         Shares        price
Outstanding at beginning of year          415,350           $  0.12         25,000       $      0.01          --      $     --
   Granted                                320,000              1.03        417,850              0.13      25,000          0.01
   Exercised                             (107,326)             0.04             --                --          --            --
   Canceled                              (155,700)             0.86        (27,500)             0.11          --            --
                                         --------                          -------                      --------
Outstanding at end of year                472,324              0.51        415,350              0.12      25,000          0.01
                                         ========                          =======                      ========
Options exercisable at end of year         84,468              0.11         47,830              0.03          --            --
                                         ========                          =======                      ========
Weighted-average fair value of
  options granted during the year        $   0.17                          $  0.03                      $     --
                                         ========                          =======                      ========
Options available for future grant        420,350                          326,340                       716,690
                                         ========                          =======                      ========

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        The following table summarizes information about stock options outstanding at December 31, 1997:

                                           WEIGHTED-
                                            AVERAGE
                                            REMAINING          NUMBER OF
                         NUMBER OF         CONTRACTUAL           OPTIONS
   EXERCISE PRICE         OPTIONS             LIFE            EXERCISABLE
   $    0.01               13,750           7.9 years              3,750
        0.02               10,000           8.1 years              6,000
        0.03              115,480           8.2 years             43,650
        0.11               62,450           8.5 years             12,800
        0.35               75,294           8.9 years             17,568
        0.98              127,950           9.3 years                700
        1.20               67,400           9.6 years                  -
                          -------           ---------            -------
                          472,324           8.8 years             84,468
                          =======           =========            =======


        Since inception, no compensation expense has been recognized under the Plan. Had compensation cost been determined based on the fair value of the options granted to employees at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss for 1997, 1996 and 1995 would not have been materially different. Because options vest over several years and additional option grants are expected to be made in future years, the pro forma impact on 1997, 1996 and 1995 is not necessarily representative of the pro forma effects of reported income or loss for future years.

        The fair value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions for grants during 1997, 1996 and 1995: no dividend yield or volatility; risk-free interest rate of 6.18%; and a weighted average expected option term of 5 years.


9.      INCOME TAXES

        The Company's 1995 election to be treated as a S Corporation for income tax purposes automatically terminated in March 1996 with the issuance of preferred stock. Prior to the termination of the Company's S Corporation election, no provision or liability for federal income taxes had been recorded in the financial statements because the federal income tax effect of the Company's activities as a S Corporation accrued to the stockholders.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        Deferred tax assets at December 31, 1997 and 1996 consist of the following:

                                                        1997                       1996
Net operating loss carryforwards                    $  3,291,000               $  1,048,000
Research and development credit carryforwards            145,000                     51,000
Other temporary differences and credits                   98,000                     41,000
                                                    ------------               ------------
Gross deferred tax assets                              3,534,000                  1,140,000

Deferred tax asset valuation allowance                (3,534,000)                (1,140,000)
                                                    ------------               ------------
                                                    $         --               $         --
                                                    ============               ============



        The Company has provided a full valuation allowance for the deferred tax assets since the realization of these future benefits is not sufficiently assured as of December 31, 1997. If the Company achieves future profitability, these deferred tax assets could be available to offset future income taxes.

        At December 31, 1997, available federal net operating loss and research and development tax credit carryforwards were approximately $8,157,000 and $104,000, respectively. These carryforwards expire through 2012.

        Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss and tax credit carryforwards available annually to offset future taxable income. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place. Subsequent significant ownership changes could further affect the limitation in future years.


10.     DEFINED CONTRIBUTION PLAN

        Effective January 1, 1996, the Company initiated a defined contribution retirement savings plan (the "Savings Plan") under Section 401(k) of the Internal Revenue Code. The Savings Plan covers substantially all employees and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company may make discretionary contributions to the Savings Plan. There were no contributions to the Savings Plan by the Company during 1997 or 1996.

NARRATIVE COMMUNICATIONS CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

11.     COMMITMENTS

        The Company leases its facilities under noncancellable leases. Future minimum lease obligations (net of committed sublease rental receipts of $208,000, $210,000, $216,000, $223,000 and $37,500 for 1998, 1999, 2000,
        2001 and 2002, respectively) at December 31, 1997 are as follows:

1998                               $  322,000
1999                                  326,000
2000                                  336,000
2001                                  336,000
2002                                   97,000
                                   ----------
Total minimum lease payments       $1,417,000
                                   ==========

        Rental expense (net of sublease income of $39,000 in 1997) under operating leases for 1997, 1996 and 1995 was approximately $448,000, $81,000 and $0, respectively.

        During 1996, the Company entered into two irrevocable letters of credit with a bank as the security deposit on its leased office space. The letters of credit, in the amount of $67,178 and $56,700, expire on September 30, 2002.


12.     SUBSEQUENT EVENTS (UNAUDITED)

        On December 30, 1998, the Company consummated an Agreement and Plan of Merger ("Merger Agreement") which was entered into on December 17, 1998 with At Home Corporation ("At Home"). Under the terms of the Merger Agreement, At Home acquired all of the outstanding shares of the Company and assumed all outstanding options and warrants in exchange for 1,346,621 shares of At Home common stock. The acquisition was accounted for as a purchase and was considered a tax-free reorganization pursuant to the Internal Revenue Code.

        Prior to the merger, the Company's Series A, B and C preferred stock was converted to common stock. The Series A and C preferred stock was converted at a 1-to-1 ratio. The Series B preferred stock was converted at a ratio of approximately 1.01 shares of common stock for each share of Series B preferred stock.

        In connection with the equipment line of credit agreements described in
        Note 5, the Company is required to comply with certain covenants, including minimum amounts of liquidity. The Company obtained a waiver from the Creditor which waived these liquidity requirements as of September 30, 1998. However, as of September 30, 1998, because the Company may not be able to meet the required liquidity levels for the twelve months subsequent to September 30, 1998, the borrowings under these agreements have been classified as a current liability in the accompanying September 30, 1998 balance sheet.